Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

October 26, 2021

Otis Worldwide Corporation
One Carrier Place
Farmington, Connecticut  06032

Highland Holdings S.à r.l.
6, rue Jean Monnet
L-2180  Luxembourg
R.C.S. Luxembourg:  B 237108

Re: Registration Statement on Form S-3 (File No. 333-240269)
(as amended by Post-Effective Amendment No. 1 thereto)

Ladies and Gentlemen:

We have acted as special outside counsel to Otis Worldwide Corporation, a Delaware corporation (the “Company”), and the indirect parent of Highland Holdings S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated under the laws of the Grand Duchy of Luxembourg (“Highland”), in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-240269), which Registration Statement was initially filed on July 31, 2020 (the “Amendment” and the Registration Statement, as amended, the “Registration Statement”), to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of (a) the Company’s common stock, $0.01 par value per share (the “Common Stock”); (b) debt securities issued by the Company (the “Company Debt Securities”) and Highland (the “Highland Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”); (c) the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (d) the Company’s units (the “Units”); (e) the Company’s warrants (the “Warrants”); and (f) guarantees by the Company of the Highland Debt Securities (the “Guarantees”).  The Common Stock, the Debt Securities, the Preferred Stock, the Units and the Warrants are collectively referred to herein as the “Securities.”

October 26, 2021

The Company Debt Securities are to be issued under the Indenture, dated February 27, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement, as supplemented by supplemental indentures among the Company and the Trustee (as so supplemented, the “Company Indenture”).  The Highland Debt Securities are to be issued under an Indenture among Highland, as issuer, the Company, as guarantor, and the Trustee, a form of which is filed as Exhibit 4.2 to the Registration Statement, as supplemented by supplemental indentures among the Company, Highland and the Trustee (as so supplemented, the “Highland Indenture” and together with the Company Indenture, the “Indentures”).  The Units are to be issued pursuant to a unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and one or more institutions, as a unit agent, each as identified in the Unit Agreement.  The Warrants are to be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) between the Company and one or more institutions, as a warrant agent, each as identified in the Warrant Agreement.

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Company or Highland, as applicable, of the Securities, which may be offered pursuant to Rule 415 under the Act.

October 26, 2021

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company and Highland or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement (including the Amendment), is effective under the Act, and each of the Company Indenture and the Highland Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (e) an appropriate Prospectus Supplement and term sheet, if applicable, will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable U.S. federal and state and non-U.S. securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto (the “Purchase Agreement”); (h) any Debt Securities that may be issued will be issued in a form that complies with the applicable Indenture, and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities will be signed or countersigned, as the case may be, by duly authorized officers of the Company and/or Highland, as applicable, and of the trustee named therein and will have been duly authorized and validly executed and delivered by the parties thereto; (i) any Unit Agreement or Warrant Agreement to be entered into in connection with the issuance of Units or Warrants will have been duly authorized and validly executed and delivered by the parties thereto; and (j) at the time of any issuance of Common Stock, Preferred Stock or Securities convertible into or exchangeable, redeemable or exercisable for Common Stock or Preferred Stock, there will be sufficient authorized but unissued shares of Common Stock or Preferred Stock, as applicable, reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created. We have assumed that the terms of the Securities will have been duly authorized and created by the Company or, in the case of Highland Debt Securities, Highland, and that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational or governing documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal securities laws of the United States of America as such laws apply to the Company and/or Highland, as applicable, and the transaction pursuant to which the Securities are offered to the extent set forth herein), (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Securities, the Company and Highland, as applicable, are and will remain duly organized, validly existing and in good standing with respect to the Company, under the laws of the State of Delaware, and, with respect to Highland, the Grand Duchy of Luxembourg, and that the Company and Highland, as applicable, will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company, Highland and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

October 26, 2021

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when certificates in the form required under the DGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange, redemption or exercise of any other Securities registered on the Registration Statement), when issued and sold in accordance with the Purchase Agreement, will be legally issued, fully paid and nonassessable.

2. With respect to any series of Company Debt Securities to be offered by the Company pursuant to the Registration Statement, when the terms of the Company Debt Securities and of their issuance and sale have been duly established in conformity with the Company Indenture and any supplemental indenture to be entered into in connection with the issuance of such Company Debt Securities, the Company Debt Securities, when issued and sold in accordance with the Company Indenture, any supplemental indenture to be entered into in connection with the issuance of such Company Debt Securities and the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to any series of Highland Debt Securities to be offered by Highland pursuant to the Registration Statement, when the terms of the Highland Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Highland Debt Securities, the Highland Debt Securities, when issued and sold in accordance with the Highlands Indenture, any supplemental indenture to be entered into in connection with the issuance of such Highlands Debt Securities and the Purchase Agreement, will be valid and binding obligations of Highland, enforceable against Highland in accordance with their respective terms.

4. With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), upon due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and when certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange, redemption or exercise of any other Securities registered on the Registration Statement), when issued and sold in accordance with the Purchase Agreement, will be legally issued, fully paid and nonassessable.

October 26, 2021

5. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), (a) when the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Unit Agreement; and (b) any shares of Common Stock or Preferred Stock that are a component of any Offered Units are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Units are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, the Offered Units, when issued and sold in accordance with the Unit Agreement and the Purchase Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. With respect to any Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (a) when the terms of the issuance and sale of the Offered Warrants have been duly established in conformity with the Warrant Agreement; and (b) any shares of Common Stock or Preferred Stock that are a component of any Offered Warrants are validly issued, fully paid and nonassessable and any other Securities that are components of any Offered Warrants are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, the Offered Warrants, when issued and sold in accordance with the Warrant Agreement and the Purchase Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

7. With respect to any Guarantees to be offered by the Company pursuant to the Registration Statement, when the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Highland Indenture and any supplemental indenture to be entered into in connection with the issuance of such Guarantees, the Guarantees, when issued and sold in accordance with the Highland Indenture, any supplemental indenture to be entered into in connection with the issuance of such Guarantees and the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

October 26, 2021

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz